Exhibit 99.1

Quest Resource Holding Corporation Reports Second Quarter 2021 Financial Results

THE COLONY, TX – August 16, 2021 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

•	Revenue was $36.9 million, a 67.8% increase compared with the second quarter of 2020.
•	Gross profit was $6.8 million, a 55.7% increase compared with the second quarter of 2020.
•	Gross margin was 18.5% of revenue compared with 19.9% during the second quarter of 2020.
•

GAAP Net income per share attributable to common stockholders was $0.04 ($0.03 per diluted share), compared with $0.08 per basic and diluted share during the second quarter of 2020.  Included in the results of the second quarter of 2020 was other income of $1.3 million, or $0.08 per share, related to PPP Loan proceeds to fund eligible expenses under the CARES Act.

•	Adjusted EBITDA was $2.5 million, a 120.1% increase compared with the second quarter of 2020.

Year-to-Date 2021 Highlights (June 30, 2021)

•	Revenue was $72.0 million, a 52.1% increase compared with the same period of 2020.
•	Gross profit was $13.3 million, a 48.6% increase compared with the same period of 2020.
•	Gross margin was 18.4% of revenue compared with 18.9% for the same period of 2020.
•

GAAP Net income per share attributable to common stockholders increased to $0.10 ($0.09 per diluted share), compared with $0.06 during the same period of 2020.  Included in the results for the first half of 2020 was other income of $1.3 million, or $0.08 per basic and diluted share, related to PPP Loan proceeds to fund eligible expenses under the CARES Act.

•	Year-to-date Adjusted EBITDA was $5.1 million, a 206.8% increase compared to the same period of 2020.

“Our team delivered another quarter of solid financial performance, as client activity levels continued to recover across most end markets and our organic and M&A growth strategies continued to gain traction. The heightened activity levels in the industrial sector we experienced during the first quarter were comparable to the second quarter. In addition, this quarter has seen organic revenue growth which we expect to continue to ramp as recent new client wins are onboarded.  Adjusted EBITDA growth for the quarter and year to date continued to outpace strong growth in gross profit dollars, demonstrating the earnings leverage in our business,” said S. Ray Hatch, President and Chief Executive Officer.  “We are seeing strong organic growth from a combination of new client wins and expanding business with existing clients.  In addition, we expect strong incremental contribution from the acquisitions we have completed during the year. Overall, we continue to expect to show significant improvements in year-over-year financial results for the balance of the year.”

Second Quarter 2021 Earnings Conference Call and Webcast

Quest will conduct a conference call Monday, August 16, 2021, at 5:00 PM ET, to review the financial results for the second quarter ended June 30, 2021. Investors interested in participating on the live call can dial 1-800-289-0438 within the U.S. or 1-323-794-2423 from abroad, referencing conference ID: 9502783.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors.  A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Income to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable businesses to achieve and satisfy their environmental and sustainability goals and responsibilities.  Using our deep expertise, Quest builds single source, client-specific solutions to address a wide variety of waste streams and recyclables across multiple industry sectors.  Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and facilitates our clients’ efforts to achieve their business and sustainability goals.  For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our expectation that organic revenue growth will continue to ramp as recent new client wins are onboarded, our expectation of strong incremental contribution from the acquisitions we have completed during the year, and our belief that we will show significant improvements in year-over-year financial results for the balance of the year.  Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2020.  You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020		2021	2020
Revenue	$36,858		$21,969	$71,960	$47,301
Cost of revenue	30,048		17,594	58,710	38,383
Gross profit	6,810		4,375	13,250	8,918
Selling, general, and administrative	5,060		3,978	9,323	8,387
Depreciation and amortization	409		334	816	668
Total operating expenses	5,469		4,312	10,139	9,055
Operating income (loss)	1,341		63	3,111	(137)
Other income	—		1,258	—	1,258
Interest expense	(550)		(88)	(1,111)	(172)
Income before taxes	791	,	1,233	2,000	949
Income tax expense (benefit)	92		24	154	(28)
Net income	$699		$1,209	$1,846	$977

Net income applicable to common stockholders	$699		$1,209	$1,846	$977
Net income per common share:
Basic	$0.04		$0.08	$0.10	$0.06
Diluted	$0.03		$0.08	$0.09	$0.06

Weighted average number of common shares outstanding:
Basic	18,823		15,465	18,665	15,431
Diluted	20,501		15,468	20,045	15,441

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$699	$1,209	$1,846	$977
Depreciation and amortization	481	348	957	696
Interest expense	550	88	1,111	172
Stock-based compensation expense	506	400	816	777
Acquisition, integration, and related costs	117	182	136	182
Other adjustments	64	(1,111)	117	(1,102)
Income tax expense (benefit)	92	24	154	(28)
Adjusted EBITDA	$2,509	$1,140	$5,137	$1,674

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,048	$7,516
Accounts receivable, less allowance for doubtful accounts of $976 and $935 as of June 30, 2021 and December 31, 2020, respectively	23,851	17,421
Prepaid expenses and other current assets	1,501	1,069
Total current assets	35,400	26,006

Goodwill	66,795	66,310
Intangible assets, net	7,711	6,529
Property and equipment, net, and other assets	3,019	3,384
Total assets	$112,925	$102,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,118	$15,247
Other current liabilities	1,596	1,393
Current portion of notes payable	652	624
Total current liabilities	25,366	17,264

Notes payable, net	14,790	14,948
Other long-term liabilities, net	1,731	1,974
Total liabilities	41,887	34,186

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 18,740 and 18,413 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	19	18
Additional paid-in capital	167,573	166,425
Accumulated deficit	(96,554)	(98,400)
Total stockholders’ equity	71,038	68,043
Total liabilities and stockholders’ equity	$112,925	$102,229

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